SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

                            dated as of April 1, 2000

                                      among

                           FIREARMS TAG SYSTEMS, INC.

                                       and

                          THE HOLDERS SET FORTH HEREIN

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                SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         Second Amendment to Registration Rights Agreement dated as of April 1, 2000 (this "Amendment") among Firearms Training Systems, Inc., a Delaware corporation (the "Company"), and the Persons named below as Holders (each a "Holder" and collectively, the "Holders").

                                    RECITALS

         WHEREAS, the Company and the Holders are parties to the Registration Rights Agreement dated as of July 31, 1996, as amended as of November 13, 1998 (the "Registration Agreement"), pursuant to which the Holders' rights and the Company's obligations to cause the registration of certain of the Holders' shares in the stock of the Company pursuant to the Securities Act are set forth; and

         WHEREAS, the Company and the Holders are parties to the Securities Exchange and Release Agreement dated as of April 1, 2000 (the "Exchange Agreement"), pursuant to which the Holders exchanged certain shares of the Company's stock, certain warrants and, certain debt of the Company held by the Holders, for shares of the Company's Series B Preferred Stock ("Series B Preferred Stock") shares of the Company's Class A Common Stock, New Warrants and Amended Warrants from the Company; and

         WHEREAS, the parties hereto hereby desire to amend the Registration Agreement to ensure that the Holders' rights and the Company's obligations to cause the registration of the Series B Preferred Stock; the Class A Common Stock and the shares of the Company's Class A Common Stock issuable upon exercise of the New Warrants and Amended Warrants (as defined in the Exchange Agreement) pursuant to the Securities Act are incorporated as part of the Registration Agreement;

         NOW, THEREFORE, in consideration of the agreement and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.   Definitions.
                      -----------

         The terms defined in the Registration Agreement shall have the same meaning herein unless the context clearly indicates otherwise.

         Section 2.   Amendments to the Registration Agreement.
                      ----------------------------------------

         The parties hereto agree that the Registration Agreement shall be amended by amending the definition of "Registrable Securities" to read as follows:

         "Registrable Securities". "Registrable Securities" shall mean: (i) the Shares owned by the Holders on the date hereof, and/or owned by the Holders on the date of determination; (ii) any shares of Common Stock issued as (or issuable upon the conversion or

                                      -2-
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exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Company generally for, or in replacement by the Company generally of, such Shares; (iii) all of the Preferred Shares, the Additional Preferred Shares, the Warrants, the Additional Warrants, and all shares of Common Stock issuable upon exercise of the Warrants and the Additional Warrants owned by the Holders on the applicable date of determination (as used in this clause (iii), the terms "Preferred Shares," "Additional Preferred Shares," "Warrants" and "Additional Warrants" have the respective meanings ascribed thereto in the Securities Purchase Agreement dated as of November 13, 1998 among the Company and the Holders); (iv) all of the Preferred Shares, Common Shares, and all shares of Common Stock issuable upon exercise of the New Warrants and, the Amended Warrants owned by the Holders on the applicable date of determination (as used in this clause (iv) the terms "Preferred Shares," "Common Shares," "New Warrants" and "Amended Warrants" have the respective meanings ascribed thereto in the Securities Exchange and Release Agreement dated as of April 1, 2000 among the Company and the Holders set forth therein), and (v) any securities issued in exchange for any of the shares described in the foregoing clauses (i)-(iv) in any stock split, recapitalization, reclassification, merger, reorganization or similar event of the Company; provided, however, that Registrable Securities shall not include any securities which are "Registrable Securities" for the purposes of the registration rights agreement dated as of April 1, 2000 among the Company and the institutional holders set forth therein; provided, further, that Registrable Securities shall not include any securities which have theretofore been registered and sold pursuant to the Securities Act or which have been transferred pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act; provided further, the Company shall have no obligation under Sections 2 and 3 to register any Registrable Securities of a Holder if the Company shall deliver to the Holder an opinion of counsel reasonably satisfactory to the Holder and its counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale in the manner contemplated by the Holder, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities."

         Section 3.   Governing Law.
                      -------------

         THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

         Section 4.   Confirmation.
                      ------------

         The Company hereby confirms to the Holders that, except as amended hereby, the Registration Agreement is, and shall continue, in full force and effect and enforceable against the Company, in accordance with its terms.

         Section 5.   Counterparts.
                      ------------

         This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

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         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

                                       FIREARMS TRAINING SYSTEMS, INC

                                       By /s/ ROBERT F. MCCREDY
                                          --------------------------------------
                                          Name: Robert F. McCredy
                                          Title: CEO

                        HOLDERS:

                                       CENTRE CAPITAL INVESTORS II, L.P.
                                       CENTRE CAPITAL TAX-EXEMPT
                                       INVESTORS II, L.P.
                                       CENTRE CAPITAL OFFSHORE INVESTORS II,
                                       L.P.

                                  By:  Centre Partners II, L.P.,
                                       as General Partner


                                  By:  Centre Partners Management, LLC.,
                                       as Attorney-in-fact


                                       By_______________________________________
                                       Managing Director

                                       CENTRE PARTNERS COINVESTMENT, L.P.,

                                  By:  Centre Partners II LLC,
                                       as General Partner


                                       By_______________________________________
                                       Managing Director

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         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

                                       FIREARMS TRAINING SYSTEMS, INC

                                  By__________________________________
                                  Name:
                                  Title:

                        HOLDERS:

                                       CENTRE CAPITAL INVESTORS II, L.P.
                                       CENTRE CAPITAL TAX-EXEMPT INVESTORS II,
                                       L.P.
                                       CENTRE CAPITAL OFFSHORE INVESTORS II,
                                       L.P.

                                  By:  Centre Partners II, L.P.,
                                       as General Partner

                                  By:  Centre Partners Management, LLC.,
                                       as Attorney-in-fact

                                       By /s/ [illegible]
                                          --------------------------------------
                                       Managing Director

                                       CENTRE PARTNERS COINVESTMENT, L.P.,

                                  By:  Centre Partners II LLC,
                                       as General Partner

                                       By /s/ [illegible]
                                          --------------------------------------
                                       Managing Director